EXHIBIT 99.1

Quadrant 4 Systems Corporation Reports Record Revenues and EBITDA in 2011 Year End Financial Results

ROLLING MEADOWS, IL--(Marketwire -07/13/12)- Quadrant 4 Systems Corporation (Quadrant) (QFOR) reported its financial and operational results for the year end of 2011. The full filing can be seen at http://www.sec.gov/Archives/edgar/data/878802/000118518512001458/quadrant4systems10k123111.htm

Year End Financial Highlights for Twelve Months ended December 2011:

Revenues: Revenues for the year ended December 31, 2011 were $29,141,433 compared to revenues for the year ended December 31, 2010 of $15,233,596. The increase in revenues of $13,907,837 was primarily due to the acquisition of Quadrant 4 Solutions, Inc. in the first quarter of 2011 and the expansion of the core businesses to include SaaS and other solutions tools. Revenues were comprised of service-related sales of software programming, consulting and development services.

Cost of Revenues: The increase in cost of revenues of $9,381,488 was due to the increased number of consultants and employees resulting from the acquisition of assets. Cost of revenues is comprised primarily of the direct costs of labor and related expenses.

General and Administrative Expenses: The increase in general and administrative expenses of $1,362,301 was due to the increased staffing, management and overhead costs associated with the acquisition of assets. General and administrative expenses are comprised primarily of management and administrative payroll and related costs, office costs, overhead, staffing and support costs of the Company.

Interest: The increase of interest costs of $904,177 was due to the additional long term debt of the seller's note payable and the increase of the note payable -- revolver on the increased accounts receivable resulting from the acquisition of assets and derivative expenses.

Net loss decreased as a result of the overall increase in revenues due to the various acquisitions.

Earnings before interest, taxes, depreciation and amortization ("EBITDA") for the year ended December 31, 2011 was $4,613,753 as compared to $1,449,615 on December 31, 2010.

Dhru Desai, Chairman of the Board and Chief Financial Officer, stated, "Although we experienced a long delay in completing the audit to be able to publish our year-end results, we are gratified that that our financial results were better than originally anticipated. Issues with scheduling and other issues arising from the transition from our prior audit firm contributed to the prolonged delay. Since the Company announced the appointment of Sassetti, LLP, as its new independent registered public accounting firm, I can confidently say that we are now on the right track in terms of a more efficient and timely dissemination of our financial filings for the future."

Again, to view the Company's current Form 10-K, please visit www.sec.gov or click on the following link:

http://www.sec.gov/Archives/edgar/data/878802/000118518512001458/quadrant4systems10k123111.htm

About Quadrant 4 Systems Corporation

Quadrant 4 Systems Corporation delivers end-to-end information technology solutions to its clients through a unique blend of consulting, software development & maintenance, cloud based products and technology from its global delivery centers. The company currently focuses on Financial Services, Health Care, Retail, Manufacturing and Telecommunication sectors with a broad spectrum of services and technology practices that include ERP, SCM, CRM, e-Commerce, m-Commerce, SFA, Microsoft, Java and Legacy platforms, BI/DW, testing, platform migration, web technologies and others. The company plans to enter the IT enabled and managed services sector and cloud based services through business acquisitions and/or combination opportunities in the near future to further execute its articulated business strategy.

Forward-Looking Statements

This release contains forward-looking statements which are subject to the inherent uncertainties in predicting future results and conditions. Any statements that are not statements of historical fact (including statements containing the words "believes," "plans," "anticipate," "expects," "estimates," and similar expressions) should be considered to be forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Exchange Act of 1934, as each is amended, for which the Private Securities Litigation Reform Act of 1995 provides a safe harbor. Certain factors (including but not limited to those risk factors identified from time to time in our filings with the Securities and Exchange Commission as well as changes in economic conditions; outcome of negotiations; changes in the Company's access to necessary capital; outcome of litigation; volatility of capital markets; variability and timing of business opportunities; changes in accounting policies and practices; the effects of internal organizational changes; adverse state and federal regulation and legislation; and the occurrence of extraordinary or catastrophic events and terrorist acts; or other unforeseen changes in circumstances) could cause actual results and conditions to differ materially from those projected in such forward-looking statements. We do not undertake any obligation to release publicly revised or updated forward-looking information, and such information included in this release is based on information currently available and may not be reliable after this date.

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